Exhibit 99.5

ELECTION FORM FOR USF CORPORATION

		SUBSTITUTE FORM W-9
Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 27, 2005, by and among Yellow Roadway Corporation, Yankee II LLC, a wholly owned subsidiary of Yellow Roadway Corporation, and USF Corporation (“Merger Agreement”), upon consummation of the merger, each share of USF Corporation common stock will be entitled to be exchanged for 0.9024 shares of Yellow Roadway Corporation common stock or $45.00 in cash. USF Corporation stockholders are being given the opportunity to elect the form of consideration to be received by them in the merger, subject in either case to the proration and allocation provisions described below. For a full discussion of the merger and the effect of this election, see the Joint Proxy Statement/ Prospectus, dated April 22, 2005.

IF THE TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER PRINTED BELOW IS CORRECT PLEASE SIGN BELOW TO CERTIFY YOUR IDENTIFICATION.

IF THE NUMBER PRINTED ABOVE IS INCORRECT OR BLANK, PLEASE FILL IN CORRECT NUMBER BELOW AND SIGN TO CERTIFY.

	If the Taxpayer Identification Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	→☐☐☐☐☐☐☐☐☐ Use for Corrected Taxpayer Identification Number ONLY

Signature
Under penalties of perjury I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
I/We, the undersigned, surrender to you for exchange the share(s) identified above. I/We certify that I/we have complied with all requirements as stated in the instructions below, was/were the registered holder(s) of the share(s) of USF Corporation common stock represented by the enclosed certificate(s), have full authority to surrender these certificate(s) and give the instructions in this Election Form and warrant that the share(s) represented by these certificate(s) are free and clear of all liens, restrictions, adverse claims and encumbrances. Please complete the back if you would like to transfer ownership or request special mailing.

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ŒSignature: This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by the person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted therewith.	PLACE AN ☒ IN ONE ELECTION BOX ONLY
	Ž ☐ All Cash Election Only	 ☐ All Stock Election Only
X	 ☐ Mixed Election	(SHARES ELECTED FOR CASH)
Signature of Stockholder Date Daytime Telephone #		☐☐☐☐☐☐☐☐☐ WHOLE SHARES
X	Note: Remaining shares are elected for stock.
Signature of Stockholder Date Daytime Telephone #	‘ ☐ No Preference

éDO NOT DETACH-FOLD ONLY AND INSERT IN PROVIDED ENVELOPEé

You may elect to exchange all or a portion of your shares of USF Corporation common stock for a whole number of shares of Yellow Roadway Corporation common stock at a rate of 0.9024 shares of Yellow Roadway common stock for each share of USF common stock, subject to the proration and allocation provisions contained in the Merger Agreement and described in the Joint Proxy Statement/Prospectus.

You may also elect to receive $45.00 in cash in lieu of shares of Yellow Roadway common stock for each share of USF common stock you own at the effective time of the merger. The merger consideration to be received by each USF stockholder, however, is subject to the proration and allocation provisions of the Merger Agreement described in the Joint Proxy Statement/Prospectus. The proration and allocation provisions are designed to operate so that approximately one-half of the outstanding USF shares receive cash and approximately one-half of outstanding USF shares receive Yellow Roadway common stock, unless the value of the Yellow Roadway common stock to be issued in the merger falls below 45% of the aggregate value of the total consideration, in which case the proration and allocation provisions will require adjustments so that (1) the aggregate increase in the value of the shares of Yellow Roadway common stock to be issued in the merger, based on the average of the high and low trading prices of the Yellow Roadway common stock on the day before the closing of the merger, equals the aggregate decrease in the cash merger consideration; and (2) the value of the Yellow Roadway common stock to be issued in the merger is equal to 45% of the value of the total merger consideration as measured on the day before the closing date.

The deadline by which you must make an election to receive cash in lieu of Yellow Roadway common stock is 4:00 p.m., Eastern Daylight Time, on the fourth trading day prior to the merger closing. This deadline is known as the “cash election deadline”. The companies anticipate the merger closing will occur on May 24, 2005 and that the cash election deadline will be May 18, 2005. If the merger closing date or the cash election deadline changes, Yellow Roadway Corporation and USF Corporation will each issue a press release announcing the anticipated merger closing date and cash election deadline. UMB Bank must receive your election materials no later than 4:00 p.m., Eastern Daylight Time, on the cash election deadline. On the date of the cash election deadline ONLY, you may prior to the cash election deadline fax the Election Form and an accompanying Notice of Guaranteed Delivery to UMB Bank at 781-380-3388. Your faxed Election Form and Notice of Guaranteed Delivery must be properly completed and timely delivered. You or your broker will need to call UMB Bank at 781-843-1833 (extension 200) to confirm receipt of your faxed Election Form and Notice of Guaranteed Delivery in order for it to be valid. If you fax your Election Form and Notice of Guaranteed Delivery, you must deliver your stock certificate(s) to UMB Bank no later than 4:00 p.m., Eastern Daylight Time, on the third trading day after the cash election deadline.

The press releases will be available on Yellow Roadway Corporation’s and USF Corporation’s respective websites at www.yellowroadway.com and www.usfc.com and in filings with the Securities and Exchange Commission.

“ Special Transfer Instructions	” Special Mailing Instructions

If you want your shares of Yellow Roadway Corporation common stock, your check for fractional shares, and/or your check for cash to be issued in another name, fill in this section with the information for the new account name.

New Name (Please Print First, Middle & Last Name)

Address (Number and Street)

City, State & Zip Code

Taxpayer Identification or Social Security Number

Signature Guarantee Medallion Title of Officer Signing the Guarantee Name of Guarantor (Please Print) Address of Guarantor Firm City, State & Zip Code

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail statement(s) and check(s) to:

Name (Please Print First,

Middle & Last Name)

Address (Number and Street)

City, State & Zip Code

éDO NOT DETACH- FOLD ONLY AND INSERT IN PROVIDED ENVELOPEé

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

Œ	Sign, date and include your daytime telephone number in this form in Box 1 and, after completing all other applicable sections, return this form and your stock certificates in the enclosed envelope by registered mail, return receipt requested. USF Corporation was previously known as USFreightways Corporation and, before that, TNT Freightways Corporation, so your stock certificates may reflect one of those prior corporate names. If any of your shares are held in book entry on the books of the Transfer Agent under the Direct Registration System (DRS) you will not have certificates to send in for those shares. The number of shares held in book entry are shown on the front page of this form.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer Identification or Social Security Number is incorrect or blank, write the correct number in Box 2 and sign to certify. If the Taxpayer Identification or Social Security Number is not certified on our records, you will be subject to backup withholding on any reportable payment. If you are a non-U.S. Taxpayer, please complete and return IRS Form W-8BEN.

Ž	If you are electing to exchange all your USF shares for cash, please check only this box. Your election is subject to the proration and allocation provisions of the Merger Agreement.

	If you are electing to exchange all your USF shares for shares of Yellow Roadway Corporation common stock, please check only this box. Your election is subject to the proration and allocation provisions of the Merger Agreement.

	If you are electing to exchange your USF shares for both cash and shares of Yellow Roadway Corporation common stock, please check this box and indicate the number of USF shares you would like to elect for cash. The remaining USF shares will be elected for shares of Yellow Roadway Corporation common stock, subject to the proration and allocation provisions of the Merger Agreement.

‘	If you do not have a preference to exchange your USF shares for cash or shares of Yellow Roadway Corporation common stock, please check this box only. By having no preference and checking this box, the Merger Agreement specifies that you receive Yellow Roadway Corporation common stock for your USF shares, subject to the proration and allocation provisions of the Merger Agreement.

’	If you cannot locate some or all of your stock certificates, please call Toll Free 1-800-884-4225.

“	If you want your shares of Yellow Roadway Corporation common stock, your check for fractional shares, and/or your check for cash to be issued in another name, complete the Special Transfer Instructions in Box 8. Signature(s) in Box 8 must be medallion guaranteed.

”	Fill in Box 9 if you want your shares of Yellow Roadway Corporation common stock, your check for fractional shares, and/or your check for cash to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

HOW TO CONTACT THE INFORMATION AGENT, MORROW & CO., INC.

By Telephone – 9 a.m. to 6 p.m. New York time, Monday through Friday, except for bank holidays:

Stockholders please call toll free: (800) 607-0088

Banks and brokers call: (800) 654-2468

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: Yellow Roadway Exchange c/o UMB Bank P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Delivery: Yellow Roadway Exchange c/o UMB Bank 161 Bay State Drive Braintree, MA 02184	By Hand: Yellow Roadway Exchange c/o UMB Bank Securities Transfer Division 928 Grand Blvd., 5th Floor Kansas City, MO 64106
By Fax (on the date of the Cash Election Deadline ONLY): UMB Bank Fax: 781-380-3388 You must call 781-843-1833 (ext. 200) to confirm receipt for your faxed election to be valid.